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                                                        EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Toys "R" Us, Inc.


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Toys "R" Us, Inc. and subsidiaries of our report dated March 8, 1995, included in the 1994 Annual Report to Stockholders of Toys "R" Us, Inc. and subsidiaries.

We also consent to the incorporation by reference in Registration
Statements (Form S-4 Number 33-56303; Form S-3 Numbers 2-87794,
33-23264, 33-34273, 33-42237 and 33-51359; Form S-8 Numbers 2-64887,
2-91834, 33-16821 and 33-42627) of Toys "R" Us, Inc. and subsidiaries of our report dated March 8, 1995, with respect to the consolidated financial statements incorporated herein by reference.


                                                    /s/ Ernst & Young LLP

New York, New York
April 21, 1995